JENNISON SMALL COMPANY FUND, INC.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


								November 29, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attn.:  Filer Support Unit


Re: Jennison Small Company Fund, Inc.  ( the "Fund")
File No. 811-03084


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for Jennison Small Company Fund, Inc. for the fiscal year ended September 30, 2005. The Form N-SAR was filed using the EDGAR system.



Very truly yours,



/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of November 2004.







Jennison Small Company Fund, Inc.





Witness: /s/ Paul R. Hymas			By:/s/ Jonathan D. Shain
   Paul R. Hymas	      		       Jonathan D. Shain
   		  		                   Assistant Secretary